Exhibit 12(B)--Consent of Sutherland, et al.
                                                                   EXHIBIT 12(B)


                                              March 30, 1999


The Management Committee
TIAA Separate Account VA-1
730 Third Avenue
New York, New York  10017-3206

               Re:    Registration of Individual Deferred
                      Variable Annuity Contracts (Registration
                      Nos. 33-79124 and 811-8520)

Ladies and Gentlemen:

               We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of Post-Effective Amendment No. 5 to the above-captioned registration statement on Form N-3. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                              Sincerely,

                                              SUTHERLAND, ASBILL & BRENNAN LLP


                                              By:/s/ Steven B. Boehm
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